EXHIBIT 10.11


                           AMERICAN EXPRESS COMPANY
                       1993 DIRECTORS' STOCK OPTION PLAN

    1. PURPOSE. The purpose of the American Express Company 1993 Directors' Stock Option Plan (the 'Plan') is to advance the interests of American Express Company (the 'Company') and its shareholders by encouraging increased share ownership by members of the Board of Directors of the Company (the 'Board') who are not employees of the Company or any of its subsidiaries, in order to promote long-term shareholder value through continuing ownership of the Company's common shares.

    2. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan ('Options'). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

    3. PARTICIPATION. Each member of the Board who is not an employee of the Company or any of its subsidiaries (a 'Non-Employee Director') and certain other individuals who were directors of Shearson Lehman Hutton Holdings Inc. ('SLHH') as provided in Paragraph 5 below, shall be eligible to receive an Option in accordance with Paragraph 5 below. As used herein, the term 'subsidiary' means any corporation at least 40% of whose outstanding voting stock is owned, directly or indirectly, by the Company.

    4. AWARDS UNDER THE PLAN. (a) TYPE OF AWARDS. Awards under the Plan shall include only Options, which are rights to purchase common shares of the Company having a par value of $.60 per share (the

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'common shares'). Such Options are subject to the terms, conditions and restrictions specified in Paragraph 5 below.

    (b) MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED. There may be issued under the Plan pursuant to the exercise of Options an aggregate of not more than 250,000 common shares, subject to adjustment as provided in Paragraph 6 below. If any Option is cancelled, terminates or expires unexercised, in whole or in part, any common shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Options.

    (c) RIGHTS WITH RESPECT TO SHARES. A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any common shares issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 6 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

    5. NONQUALIFIED STOCK OPTIONS. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

        (a) The Option exercise price shall be the fair market value of the common shares subject to such Option on the date the Option is granted, which shall be the average of the high and the low sales prices of a common share on the date of grant as reported on the New York Stock Exchange Composite Transactions Tape or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the New York Stock Exchange was open for trading; but in no event will such Option exercise price be less than the par value of such a common share.

        (b) Each year beginning in 1994, as of the date of his election or re-election as a member of the Board at the annual meeting of shareholders of the Company, each Non-Employee Director shall automatically receive an Option for 1,000 common shares, subject to adjustment as provided in Paragraph 6 below.

        (c) The Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

        (d) The Option shall not be exercisable:

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            (i) before the expiration of one year from the date it is granted and after the expiration of ten years from the date it is granted, and may be exercised during such period as follows: one-third (33 1/3%) of the total number of common shares covered by the Option shall become exercisable each year beginning with the first anniversary of the date it is granted; provided that an Option shall automatically become immediately exercisable in full when the Non-Employee Director ceases to be a Non-Employee Director for any reason other than death;

            (ii) unless payment in full is made for the common shares being acquired thereunder at the time of exercise; such payment shall be made

                (A) in United States dollars by cash or check, or

                (B) in lieu thereof, by tendering to the Company common shares owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the average of the high and the low sales prices of a common share on the date of exercise as reported on the New York Stock Exchange Composite Transactions Tape, or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the New York Stock Exchange was open for trading, or

                (C) by a combination of United States dollars and common shares as aforesaid; and

            (iii) unless the person exercising the Option has been at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Non-Employee Director of the Company, except that

                (A) if such person shall cease to be such a Non-Employee
            Director for reasons other than death, while holding an Option that has not expired and has not been fully exercised, such person, at any time within three years of the date he ceased to be such a Non-Employee Director (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), may exercise the Option with respect to any common shares as to which he has not exercised the Option on the date he ceased to be such a Non-Employee Director; or

                (B) if any person to whom an Option has been granted shall die holding an Option that has not expired

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            and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death.

    Notwithstanding anything in the Plan to the contrary, in accordance with the applicable provisions of the Agreement and Plan of Merger dated as of March 26, 1990 (the 'Merger Agreement') relating to the merger of SLHH with a subsidiary of the Company, as of April 26, 1993 Options shall be granted under the Plan to certain individuals who were directors of SLHH in full satisfaction of the Company's obligations under the Merger Agreement to replace options previously granted under the Shearson Lehman Brothers Holdings Inc. Stock Option Plan for Non-Employee Directors.

    6. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding common shares of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, (i) the number or kind of shares that may be issued under the Plan pursuant to subparagraph 4(b) above, and the number or kind of shares subject to, and the Option price per share under, all outstanding Options shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and (ii) the number or kind of shares for which grants are subsequently to be made pursuant to paragraph 5(b) above shall automatically be equitably adjusted to reflect such changes. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

  7. MISCELLANEOUS PROVISIONS.

        (a) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

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        (b) Except as may be approved by the board, an option or a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

        (c) No common shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

        (d) It shall be a condition to the obligation of the Company to issue common shares upon exercise of an Option, that the participant (or any beneficiary or person entitled to act under subparagraph 5(d)(iii)(B) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue common shares.

        (e) The expenses of the Plan shall be borne by the Company.

        (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option under the Plan, and rights to the issuance of shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

        (g) By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

        (h) The masculine pronoun means the feminine and the singular means the plural in the Plan, wherever appropriate.

        (i) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Options hereunder or any common shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

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    8. AMENDMENT OR DISCONTINUANCE. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation, and provided further, to the extent required by Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, in effect from time to time. Plan provisions relating to the amount, price and timing of Options shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974 or the rules thereunder in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant's written consent.

    9. TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur:

        (a) upon the adoption of a resolution of the Board terminating the Plan; or

        (b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Paragraph 10 below.

    No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.

    10. SHAREHOLDER APPROVAL AND ADOPTION. Except as set forth below, the Plan shall be submitted to the shareholders of the Company for their approval and adoption on or before April 26, 1993. The Plan shall not be effective and no Option shall be granted hereunder unless and until the Plan has been so approved and adopted. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held on or before that date (or any adjournment of said meeting occurring subsequent to such date) by vote taken in the manner required by the laws of the State of New York.

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